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                                                                    Exhibit 23.5


                        [Morten Beyer & Agnew Letterhead]


The Board of Directors
US Airways, Inc.

         We consent to the use of our report dated October 3, 2000, included in US Airways, Inc.'s Prospectus and Registration Statement on Form S-4, relating to the exchange offer of registered Class C Pass Through Certificates, Series 2000-3, for unregistered Class C Pass Through Certificates, Series 2000-3, by US Airways, Inc. and to the reference to our firm in such Prospectus and Registration Statement on Form S-4.

                                       Morten Beyer & Agnew


                                       By: /s/ Bryson P. Monteleone
                                           -------------------------------------
                                       Name: Bryson P. Monteleone
                                       Title: Managing Director, Head of Global
                                              Sales and Marketing

December 8, 2005